Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Bank7 Corp. (the Company) on Form S-8 (File No. 333-227437) of our report, dated March 30, 2020, on our audits of the consolidated financial statements of the Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Oklahoma City, Oklahoma
March 30, 2020